UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2019

SLEEP NUMBER CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404

(Address of principal executive offices)(Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.☐

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2019.  At the Annual Meeting, 27,357,042 shares of common stock (constituting 90.80% of the outstanding shares), were represented in person or by proxy.  The final results of the shareholder votes regarding each proposal are set forth in the following tables:

Proposal 1.  Election of Directors

Michael J. Harrison, Shelly R. Ibach, Deborah L. Kilpatrick, Ph.D., and Barbara R. Matas, were each elected by shareholders for three-year terms expiring at the 2022 Annual Meeting, or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Michael J. Harrison	24,622,328	249,509	2,485,205
Shelly R. Ibach	24,747,276	124,561	2,485,205
Deborah L. Kilpatrick, Ph.D.	24,848,968	22,869	2,485,205
Barbara R. Matas	24,808,834	63,003	2,485,205

Proposal 2.  Advisory Vote on Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
24,154,483	708,837	8,517	2,485,205

Proposal 3.  Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was approved by shareholders in accordance with the following voting results.

For	Against	Abstain	Broker Non-Votes
27,042,166	303,183	11,693	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION (Registrant)

Dated: May 15, 2019	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Senior Vice President, Chief Legal and Risk Officer

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